Exhibit 99

June 24, 2009

Securities and Exchange Commission
450 Fifth Street NW
Washington, D.C. 20549

Re: Live Current Media Inc.

Dear Sirs:

We are the independent accountants of Live Current Media Inc. We have read the Form 8K dated June 24, 2009 of Live Current Media Inc. and are in agreement with the statements contained therein with respect to Item 4.02.

This letter is furnished to you in connection with Form 8-K, Item 4.02(c).

Yours very truly,

/s/ Ernst & Young, LLP

Ernst & Young, LLP